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 EXHIBIT 22


MINNESOTA MINING AND MANUFACTURING COMPANY

   AND CONSOLIDATED SUBSIDIARIES


      PARENT AND SUBSIDIARIES

                   Percentage of

                   Voting Securities

Organized Under             Beneficially Owned
Name of Company                                           Laws of
                   by Registrant
___________________________________________
_______________             __________________
Registrant:
  Minnesota Mining and Manufacturing Company
Delaware

Consolidated subsidiaries of the registrant:
  Eastern Heights State Bank of Saint Paul
Minnesota                          99
  Media Networks, Inc.
Delaware                          100
  National Advertising Company
Delaware                          100
  3M Unitek Corporation
California                        100
  3M Argentina S.A.C.I.F.I.A.
Argentina                         100
  3M Australia Pty. Limited
Australia                         100
  3M Oesterreich GmbH
Austria                           100
  3M Belgium S.A./N.V.
Belgium                           100
  Seaside Insurance Limited
Bermuda                           100
  3M do Brasil Limitada                                    Brazil
                          100
  3M Canada Inc.                                           Canada
                          100
  3M A/S
Denmark                           100
  Suomen 3M Oy
Finland                           100
  3M France, S.A.                                          France
                          100
  3M Deutschland GmbH
Germany                           100
  3M Hong Kong Limited                                     Hong
Kong                         100
  3M ltalia Finanziaria S.p.A.                             Italy
                          100
  Sumitomo 3M Limited                                      Japan
                           50
  3M Health Care Limited                                   Japan
                           75
  3M Korea Limited                                         Korea
                           60
  3M Mexico, S.A. de C.V.                                  Mexico
                          100
  Distribution Services International B.V.
Netherlands                       100
  3M Nederland B.V.
Netherlands                       100
  3M (New Zealand) Limited                                 New
Zealand                       100
  3M Norge A/S                                             Norway
                          100
  3M Puerto Rico, Inc.                                     Puerto
Rico                       100
  3M Singapore Private Limited
Singapore                         100
  3M South Africa (Proprietary) Limited                    South
Africa                      100
  3M Espana, S.A.                                          Spain
                          100
  3M Svenska AB                                            Sweden
                          100
  3M (East) A.G.
Switzerland                       100
  3M (Schweiz) A.G.
Switzerland                       100
  3M Taiwan Limited                                        Taiwan
                          100
  3M Thailand Limited
Thailand                          100
  3M United Kingdom P.L.C.                                 United
Kingdom                    100
  3M Venezuela, S.A.
Venezuela                         100

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subs

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